EX-32.1
                                                                    Exhibit 32.1

Certifications pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350, as adopted).

I, R. Edward Anderson, Chief Executive Officer of Citi Trends, Inc.,

and

I, Thomas Stoltz, Chief Financial Officer of Citi Trends, Inc., certify that:

1. We have reviewed this quarterly report on Form 10-Q of Citi Trends, Inc. for the period ended July 30, 2005;

2. Based on our knowledge, this quarterly report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

3. Based on our knowledge, the financial statements, and other information included in this quarterly report, fairly present in all material respects the financial condition and results of operations of the registrant as of, and for, the periods presented in this quarterly report.


Date: August 30, 2005



                                   /s/ R. Edward Anderson
                                   ---------------------------------------------
                                   R. Edward Anderson
                                   Chief Executive Officer
                                   (Principal Executive Officer)

Date: August 30, 2005



                                   /s/ Thomas Stoltz
                                   ---------------------------------------------
                                   Thomas Stoltz
                                   Chief Financial Officer
                                   (Principal Financial Officer)


A signed original of this written statement required by Section 906 has been provided to Citi Trends, Inc. and will be retained by Citi Trends, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.